Exhibit 99.3
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                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


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                                               :
                                               : Chapter 11
In re                                          :
                                               : Case No. 00-2142 (PJW)
STONE & WEBSTER, INCORPORATED, et al.,         :
                                               : (Related Docket Nos. 4473,
                              Debtors.         : 4478, 4625 and 4661)
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                FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
             UNDER 11 U.S.C. ss. 1129(a) AND (b) CONFIRMING THIRD
        AMENDED JOINT PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS IN POSSESSION, THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS, FEDERAL INSURANCE
   COMPANY, MAINE YANKEE ATOMIC POWER COMPANY, AND THE OFFICIAL COMMITTEE OF
               EQUITY SECURITY HOLDERS FOR (I) STONE & WEBSTER,
     INCORPORATED AND CERTAIN OF ITS SUBSIDIARIES AND AFFILIATES AND (II)
        STONE & WEBSTER ENGINEERS AND CONSTRUCTORS, INC. AND CERTAIN OF
                        ITS SUBSIDIARIES AND AFFILIATES

                  WHEREAS, on August 27, 2003, Stone & Webster, Incorporated, and certain of its subsidiaries and affiliates ("SWINC") and Stone & Webster Engineers and Constructors, Inc. and certain of its subsidiaries and affiliates ("SWE&C"), debtors and debtors in possession in the above-captioned cases (collectively, the "Debtors"),(1) filed the Third Amended Joint Plan of Reorganization Proposed by the Debtors in Possession, the Official Committee of Unsecured Creditors, Federal Insurance Company, Maine Yankee Atomic Power Company, and the Official Committee of Equity Security Holders for (I) Stone & Webster, Incorporated and Certain of Its Subsidiaries and Affiliates and (II) Stone & Webster Engineers and Constructors, Inc. and Certain of Its Subsidiaries and Affiliates (the "Third Joint Plan"), together with a related disclosure statement (the "Disclosure Statement"); and


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(1)   All capitalized terms not defined herein shall have the meanings ascribed to them in the Third Joint Plan.


                  WHEREAS, on September 4, 2003, the Court entered an order which, among other things, (i) approved solicitation, voting and tabulation procedures, notice of the hearing on confirmation of the Third Joint Plan (the "Confirmation Hearing Notice"), and certain deadlines (the "Solicitation Procedures Order"); and (ii) approved the adequacy of the Disclosure Statement in accordance with Bankruptcy Code section 1125 (the "Disclosure Statement Order"); and

                  WHEREAS, the Confirmation Hearing Notice, the Disclosure Statement, the Third Joint Plan, certain notices of non-voting status (the "Non-Voting Notices"), and/or the appropriate Ballots (collectively, the "Solicitation Package") were transmitted to all holders of Claims and Interests and other parties in interest in accordance with Bankruptcy Rule 3017(d) and the Solicitation Procedures Order, as set forth in the Affidavit of David Hartie of Innisfree M&A, Incorporated, the equity voting agent, dated September 23, 2003 and filed on October 7, 2003 (Docket No. 4578) and the Affidavit of Service of Jon Thomas of St Ives Burrups, dated September 17, 2003 and filed on September 23, 2003 (Docket No. 4541) (the "Solicitation Declarations"); and

                  WHEREAS, the Confirmation Hearing Notice was published on September 15, 2003 in the national edition of the Wall Street Journal, the Boston Globe, and the Boston Herald, as set forth in the Affidavit of The Trumbull Group LLC f/k/a/ Trumbull Associates LLC regarding Newspaper Publishing of Notice of Confirmation Hearing and Objection Deadline filed on September 28, 2003 (Docket No. 4550) (the "Publication Affidavit"); and

                  WHEREAS, on October 20, 2003, the Plan Proponents filed the Plan Supplement to Third Amended Joint Plan Of Reorganization Proposed by the Debtors in Possession, the Official Committee of Unsecured Creditors, Federal Insurance Company, Maine Yankee Atomic Power Company, and the Official Committee of Equity Security Holders for (I) Stone & Webster, Incorporated and Certain of Its Subsidiaries and Affiliates and (II) Stone & Webster Engineers and Constructors, Inc. and Certain of Its Subsidiaries and Affiliates (the "Plan Supplement") (Docket No. 4625); and

                  WHEREAS, on October 29, 2003, the Plan Proponents filed the Certification of Innisfree M&A Incorporated with Respect to Tabulation of Votes on the Debtors' Third Amended Joint Plan fo Reorganization (Docket No.
4652) (the "Innisfree Voting Tabulation"), certifying the results of the ballot tabulation for Class 9A: SWINC Equity Interests voting to accept or reject the Third Joint Plan; and

                  WHEREAS, on October 29, 2003, the Plan Proponents filed the Declaration of William R. Gruber, Jr. Certifying Vote on Tabulation of Ballots Accepting and Rejecting the Third Amended Joint Plan Of Reorganization Proposed by the Debtors in Possession, the Official Committee of Unsecured Creditors, Federal Insurance Company, Maine Yankee Atomic Power Company, and the Official Committee of Equity Security Holders for (I) Stone & Webster, Incorporated and Certain of Its Subsidiaries and Affiliates and (II) Stone & Webster Engineers and Constructors, Inc. and Certain of Its Subsidiaries and Affiliates (Docket No. 4656) (the "Trumbull Voting Tabulation"), attesting and certifying the results of the ballot tabulation for the classes of Claims voting to accept or reject the Third Joint Plan; and

                  WHEREAS on December 9, 2003, the Plan Proponents filed the Amended Declaration of William R. Gruber, Jr. Certifying Vote on Tabulation of Ballots Accepting and Rejecting the Third Amended Joint Plan Of Reorganization Proposed by the Debtors in Possession, the Official Committee of Unsecured Creditors, Federal Insurance Company, Maine Yankee Atomic Power Company, and the Official Committee of Equity Security Holders for (I) Stone & Webster, Incorporated and Certain of Its Subsidiaries and Affiliates and (II) Stone & Webster Engineers and Constructors, Inc. and Certain of Its Subsidiaries and Affiliates (Docket No. 4768) (the "Amended Trumbull Voting Tabulation"), which amended the Trumbull Voting Tabulation to include the voting results for Class 4B as an accepting Class under the Third Joint Plan; and

                  WHEREAS, nine (9) objections or purported objections to confirmation of the Third Joint Plan were filed (the "Objections"); and

                  WHEREAS, on October 30, 2003, the Debtors filed a memorandum of law in support of confirmation of the Third Joint Plan ("Docket No. 4661) (the "Confirmation Memorandum"); and

                  WHEREAS, pursuant to Bankruptcy Code section 1128(a), the Court held a hearing commencing on October 31, 2003, at 10:00 a.m. (the "Confirmation Hearing"), which hearing was continued to November 18, 2003, at 9:30 a.m. and further continued to December 18, 2003, at 9:30 a.m., and January 13, 2004, at 10:00 a.m., to consider confirmation of the Third Joint Plan and the Objections.

                  NOW THEREFORE, based upon the Court's review and consideration of (i) the declarations and submissions previously filed with the Court, including the Solicitation Declarations, the Innisfree Voting Tabulation, the Trumbull Voting Tabulation, the Amended Trumbull Voting Tabulation, and the Publication Declaration; (ii) the record of the Confirmation Hearing (including all of the evidence proffered or adduced at the hearing, the pleadings, briefs, memoranda and other submissions filed in connection therewith, and the arguments of counsel made at the hearing); (iii) the Objections; and (iv) the entire record of these Chapter 11 Cases; and after due deliberation thereon, and good cause appearing therefor:

                    FINDINGS OF FACT AND CONCLUSIONS OF LAW

THE COURT FINDS AND CONCLUDES THAT:(2)

                  1. Exclusive Jurisdiction; Venue; Core Proceeding - 28 U.S.
C. ss.ss. 157(b)(2) and 1334(a). This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper under 28 U.S.C. ss.ss. 1408 and 1409. Confirmation of the Third Joint Plan is a core proceeding under 28 U.S.C. ss. 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Third Joint Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

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(2)     Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.


                  2. Judicial Notice. Judicial notice is hereby taken of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and transcripts of, and all evidence and arguments made, proffered, or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases.

                  3. Burden of Proof. The Plan Proponents have the burden of proving the elements of Bankruptcy Code sections 1129(a) and (b) by a preponderance of the evidence.

                  4. Transmittal and Mailing of Materials; Notice. Due, adequate, and sufficient notice of the Disclosure Statement, the Third Joint Plan, and the Confirmation Hearing, along with all deadlines for voting on or filing objections to the Third Joint Plan, has been given to all known holders of Claims and/or Interests in accordance with the Bankruptcy Rules and the procedures set forth in the Solicitation Procedures Order and further orders of the Court.

                  5. Solicitation. Votes for acceptance or rejection of the Third Joint Plan were solicited in good faith and in compliance with Bankruptcy Code sections 1125 and 1126, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, all other applicable provisions of the Bankruptcy Code, and all other rules, laws and regulations.

                  6. Distribution. All procedures used to distribute the Solicitation Packages to the applicable holders of Claims and to tabulate the Ballots were fair and conducted in accordance with the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court, and any other applicable rules, laws, and regulations.

                  7. Impaired Classes That Have Voted to Accept the Third Joint Plan. As evidenced by the Tabulation Declarations, which certified the results of the voting on the Third Joint Plan, Classes 5A, 9A, 3B, 4B and 5B have voted to accept or are deemed to have accepted the plan in accordance with the Solicitation Procedures Order and the requirements of sections 1124 and 1126 of the Bankruptcy code. Thus, at least one impaired class of Claims has voted to accept the Third Joint Plan, determined without including any acceptance of the Third Joint Plan by an insider.

                  8. Classes Deemed to Have Accepted the Third Joint Plan. Classes 1A, 2A, 1B and 2B are not impaired and are deemed to have accepted the Third Joint Plan under Bankruptcy Code section 1126(f).

                  9. Classes Deemed to Have Rejected the Third Joint Plan. Classes 6A, 10A, 6B, 7B, 8B, 9B and 10B will receive no distribution under the Third Joint Plan and are deemed to have rejected the Third Joint Plan under Bankruptcy Code section 1126(g). No votes were received in Classes 3A or 7A, and the votes cast in Class 8A were solely by insiders of the Debtors, thus Classes 3A, 7A, and 8A have been deemed to neither accept nor reject the Third Joint Plan.

                  10. Modifications to the Third Joint Plan. The modifications to the Third Joint Plan set forth on the record of the Confirmation Hearing and made by this Confirmation Order do not materially and adversely affect or change the treatment of any creditor who has not accepted such modifications. Accordingly, under Fed. R. Bankr. P. 3019, these modifications neither require additional disclosure under Bankruptcy Code section 1125 nor re-solicitation of acceptances or rejections under Bankruptcy Code section 1126, nor do they require that holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Third Joint Plan. Disclosure of the modifications on the record of the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of the Chapter 11 Cases. Accordingly, pursuant to Bankruptcy Code section 1127 and Bankruptcy Rule 3019, all holders of Claims that have accepted or are conclusively deemed to have accepted the Third Joint Plan are deemed to have accepted such modifications to the Third Joint Plan.

                  11. Plan Compliance with Bankruptcy Code - 11 U.S.C. ss. 1129(a)(1). The Third Joint Plan complies with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, thereby satisfying 11 U.S.C. ss. 1129(a)(1).

                      a. Proper Classification - 11 U.S.C. ss.ss. 1122,
                  1123(a)(1). In addition to Administrative Claims and Priority Tax Claims, which need not be classified, the Third Joint Plan designates ten Classes of Claims and Interests at each of the Consolidated SWINC Estate and the Consolidated SWE&C Estate. The Claims and Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class, and such classification is therefore consistent with Bankruptcy Code section 1122. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Third Joint Plan, and such Classes and the Third Joint Plan's treatment thereof do not unfairly discriminate between holders of Claims or Interests. The Third Joint Plan satisfies Bankruptcy Code sections 1122 and 1123(a)(1).

                      b. Specified Treatment of Unimpaired Classes 11 U.S.C.
                  ss. 1123(a)(2). Article II.D. of the Third Joint Plan specifies that Classes 1A, 1B, 2A, and 2B are not impaired under the Third Joint Plan, thereby satisfying Bankruptcy Code section 1123(a)(2).

                      c. Specified Treatment of Impaired Classes - 11 U.S.C.
                  ss.1123(a)(3). Article II.E. of the Third Joint Plan specifies the treatment of the impaired Classes of Claims (Classes 3A through 8A and Classes 3B through 8B) and Interests (Classes 9A, 10A, 9B and 10B), thereby satisfying Bankruptcy Code section 1123(a)(3).

                      d. No Discrimination - 11 U.S.C. ss. 1123(a)(4). The
                  Third Joint Plan provides the same treatment for each Claim or Interest within each respective Class unless the holder of a particular Claim or Interest has agreed to other treatment of such Claim or Interest, thereby satisfying Bankruptcy Code section 1123(a)(4).

                      e. Implementation of the Third Joint Plan - 11
                  U.S.C.ss.1123(a)(5). Article VII of the Third Joint Plan provides adequate and proper means for implementing of the Third Joint Plan, thereby satisfying Bankruptcy Code section 1123(a)(5). Among other things, Article VII provides for (i) the substantive consolidation of the Debtors' Estates into the Consolidated SWINC Estate and the Consolidated SWE&C Estate; (ii) the cancellation of all Old Common Stock issued and outstanding or held in treasury; (iii) the amendment of the Debtors' organizational documents; and (iv) the issuance of new securities. Other articles of the Third Joint Plan provide means for implementation of the Third Joint Plan as well. For example, Article VIII describes the securities to be issued in connection with the Third Joint Plan; Article IX includes provisions regarding distributions under the Third Joint Plan; Article X provides for the treatment of executory contracts and unexpired leases; Article XI establishes procedures for resolving disputed, contingent, and unliquidated Claims; Article XII identifies conditions precedent to confirmation and consummation of the Third Joint Plan; and Article XIV provides for the continuing jurisdiction over matters arising out of or related to these Chapter 11 Cases and the Third Joint Plan.

                      f. Prohibition Against Issuance of NonVoting Equity
                  Securities - 11 U.S.C. ss. 1123(a)(6). Article VII.E provides that the bylaws and certificate of incorporation of Reorganized SWINC shall, among other things, provide for the inclusion of provisions prohibiting the issuance of non-voting equity securities. Thus, the requirements of Bankruptcy Code section 1123(a)(6) are satisfied.

                      g. Selection of Officers and Directors - 11 U.S.C. ss.
                  1123(a)(7). The Plan Proponents properly and adequately disclosed the officers and directors of Reorganized SWINC, the members of the Consolidated SWINC Governing Board, and the members of the SWE&C Liquidating Trust Advisory Board or the manner of selection of such officers and directors, consistent with the interests of holders of Claims and Interests and with public policy, thereby satisfying Bankruptcy Code section 1123(a)(7).

                      h. Additional Plan Provisions - 11 U.S.C. ss. 1123(b).
                  The Third Joint Plan's provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code.

                  12. Identification of Plan Proponents - Fed. R. Bankr. P. 3016(a). The Third Joint Plan satisfies Bankruptcy Rule 3016(a) by identifying the date of the Third Joint Plan and the proponents of the Third Joint Plan.

                  13. Notice of the Confirmation Hearing - Fed. R. Bankr. P. 3017. The Debtors have given notice of the Confirmation Hearing as required by Fed. R. Bankr. P. 3017(d) and the Solicitation Procedures Order. The Solicitation Packages prescribed by the Solicitation Procedures Order were transmitted to the creditors and interest holders entitled to vote on the Third Joint Plan in accordance with Fed. R. Bankr. P. 3017(d) and, with respect to beneficial holders in Class 9A, pursuant to Fed. R. Bankr. P. 3017(e).

                  14. Solicitation of Votes - Fed. R. Bankr. P. 3018. The solicitation of votes to accept or reject the Third Joint Plan satisfies Fed.
R. Bankr. P. 3018. The Third Joint Plan was transmitted to all creditors and interest holders entitled to vote on the Third Joint Plan, sufficient time was prescribed for such creditors and interest holders to accept or reject the Third Joint Plan, and the solicitation materials used and solicitation procedures followed comply with Bankruptcy Code section 1126, thereby satisfying the requirements of Fed. R. Bankr. P. 3018.

                  15. The Debtors' Compliance with the Bankruptcy Code - 11 U.S.C. ss. 1129(a)(2). The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying Bankruptcy Code section 1129(a)(2). Specifically:

                      a. The Debtors are proper debtors under Bankruptcy Code
                  section 109.

                      b. The Debtors have complied with applicable provisions
                  of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court.

                      c. The Debtors have complied with the applicable
                  provisions of the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Procedures Order in transmitting the Third Joint Plan, the Disclosure Statement, the Ballots and related documents and notices and in soliciting and tabulating votes on the Third Joint Plan.

                  16. Plan Proposed in Good Faith - 11 U.S.C.ss.1129(a)(3). The Plan Proponents have proposed the Third Joint Plan in good faith and not by any means forbidden by law, thereby satisfying Bankruptcy Code section 1129(a)(3). This Court has examined the totality of the circumstances surrounding the formulation of the Third Joint Plan. Based upon the evidence presented at the Confirmation Hearing, the Court finds and concludes that the Third Joint Plan has been proposed with the legitimate and honest purpose of restructuring the Debtors' debts and making distributions pursuant to the Third Joint Plan and in accordance with the priorities set forth in the Bankruptcy Code. The Third Joint Plan is the product of extensive arms'-length negotiations among the Debtors, the Creditors' Committee, Federal, Maine Yankee, and the Equity Committee, which itself provides independent evidence of the good faith of the Debtors in proposing the Third Joint Plan.

                  17. Payment for Services or Costs and Expenses - 11 U.S.C. ss. 1129(a)(4). Any payments made or to be made by the Debtors or Reorganized SWINC for services or for costs and expenses accruing before confirmation or in connection with the Chapter 11 Cases, or in connection with the Third Joint Plan and incident to the Chapter 11 Cases, have been approved by, or are subject to the approval of, the Court as reasonable, thereby satisfying Bankruptcy Code section 1129(a)(4). Specifically, all fees and expenses incurred by Professionals will be subject to the Court's final approval following the filing of final fee applications under Bankruptcy Code section 330.

                  18. Identification of Directors, Officers, and Insiders - 11 U.S.C. ss. 1129(a)(5). The Debtors have complied with Bankruptcy Code section 1129(a)(5) by disclosing at or before the Confirmation Hearing as required by the Third Joint Plan (i) the identity and affiliations of any individual proposed to serve, after confirmation of the Third Joint Plan, as a member of the initial board of directors of Reorganized SWINC, (ii) the identity and affiliations of any individual proposed to serve, after confirmation of the Third Joint Plan, as the SWINC Plan Administrator and as members of the Consolidated SWINC Estate Governing Board, (iii) the identity and affiliation of the individual proposed to serve, after confirmation of the Third Joint Plan, as the Asbestos Trustee, and (iv) the identity and affiliations of any individual proposed to serve, after confirmation of the Third Joint Plan, as the SWE&C Liquidating Trustee and as members of the SWE&C Liquidating Trust Advisory Board. The appointment to such position of such individual(s) is consistent with the interests of the creditors and Interest holders and with public policy.

                  19. No Rate Changes - 11 U.S.C. ss. 1129(a)(6). No governmental regulatory commission has jurisdiction over rates of the Debtors after confirmation of the Third Joint Plan. Thus, Bankruptcy Code section 1129(a)(6) is not applicable in these Chapter 11 Cases.

                  20. Best Interests of Creditors Test - 11 U.S.C. ss. 1129(a)(7). The Third Joint Plan satisfies Bankruptcy Code section 1129(a)(7).
Specifically:

                      a. The Liquidation Analysis contained in the Disclosure
                  Statement and other evidence regarding the subject thereof that has been proffered or adduced at or before the Confirmation Hearing have not been controverted by other evidence. The methodology used and assumptions made in connection with the Liquidation Analysis, as supplemented by other evidence at the Confirmation Hearing, are reasonable.

                      b. Each holder of a Claim or Interest in each Impaired
                  Class either has accepted the Third Joint Plan or will receive or retain on account of such Claim or Interest property of a value, as of the Effective Date of the Third Joint Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

                  21. Acceptance by Certain Classes - 11 U.S.C. ss. 1129(a)(8). Except for the Classes deemed to reject the Third Joint Plan, each Class of Claims or Interests has accepted the Third Joint Plan or is not impaired under the Third Joint Plan and therefore is conclusively presumed to have accepted the Third Joint Plan without the need for solicitation of acceptances or rejections with respect to such Class, with the exception of Classes 3A, 7A, and 8A, which are deemed to have neither accepted nor rejected the Third Joint Plan. Because not all Impaired Classes of Claims and Interests have accepted the Third Joint Plan or are deemed to have accepted the Third Joint Plan, the requirements of Bankruptcy Code section 1129(a)(8) have not been met, thus requiring application fo Bankruptcy Code section 1129(b).

                  22. Treatment of Administrative, Other Priority Claims and Priority Tax Claims - 11 U.S.C. ss. 1129(a)(9). The treatment of Administrative Claims under Articles III and IV of the Third Joint Plan satisfies the requirements of Bankruptcy Code section 1129(a)(9)(A); the treatment of Other Priority Claims under Article IV of the Third Joint Plan satisfies the requirements of Bankruptcy Code section 1129(a)(9)(B); and the treatment of Priority Tax Claims under Article IV of the Third Joint Plan satisfies the requirements of Bankruptcy Code section 1129(a)(9)(C).

                  23. Acceptance by Impaired Classes - 11 U.S.C. ss. 1129(a)(10). At least one Class of Claims that is impaired under the Third Joint Plan has accepted the Third Joint Plan, determined without including any acceptance of the Third Joint Plan by an insider of the Debtors holding a Claim in such Class, thereby satisfying Bankruptcy Code section 1129(a)(10).

                  24. Feasibility - 11 U.S.C. ss. 1129(a)(11). The projections set forth in Liquidation Analysis and other evidence proffered or adduced by the Debtors at the Confirmation hearing with respect to feasibility (i) are persuasive and credible, (ii) have not been controverted by other evidence or challenged in any objection, (iii) are based upon reasonable and sound assumptions, and (iv) establish that the Third Joint Plan is feasible, thus, satisfying the requirements of Bankruptcy Code section 1129(a)(11).

                  25. Payment of Fees - 11 U.S.C. ss. 1129(a)(12). All fees payable under 28 U.S.C. ss. 1930 on or before the Effective Date, as determined by the Court, have been paid or will be paid on the Effective Date pursuant to Article XV.B of the Third Joint Plan, thus satisfying the requirements of Bankruptcy Code section 1129(a)(12).

                  26. Continuation of Retiree Benefits - 11 U.S.C. ss. 1129(a)(13). The Debtors do not have any retiree benefits to be continued under the Third Joint Plan, although they are assuming the Pension Plan. The Pension Plan is part of the Debtors' defined benefits plan, and is not a retiree benefit plan, thus Bankruptcy Code section 1129(a)(13) is not applicable to the Debtors.

                  27. Fair and Equitable; No Unfair Discrimination - 11 U.S.C. ss. 1129(b). Classes 10A, 6B, 7B, 8B, 9B, and 10B will not receive or retain any property under the Third Joint Plan, and, therefore, are deemed to have rejected the Third Joint Plan under Bankruptcy Code section 1126(g). The Debtors presented uncontroverted evidence at the Confirmation Hearing that the Third Joint Plan does not discriminate unfairly and is fair and equitable with respect to Classes 10A, 6B, 7B, 8B, 9B, and 10B, as required by Bankruptcy Code section 1129(b)(1). Thus, the Third Joint Plan may be confirmed notwithstanding the Debtors' failure to satisfy Bankruptcy Code section 1129(a)(8). Upon confirmation and the occurrence of the Effective Date, the Third Joint Plan shall be binding upon the members of Classes 10A, 6B, 7B, 8B, 9B, and 10B.

                  28. Principal Purpose of the Third Joint Plan - 11 U.S.C. ss. 1129(d). The principal purpose of the Third Joint Plan is neither the avoidance of taxes nor the avoidance of Section 5 of the Securities Act of 1933, and no governmental unit has objected to the confirmation of the Third Joint Plan on any such grounds. The Third Joint Plan therefore satisfies the requirements of Bankruptcy Code section 1129(d).

                  29. Good Faith Solicitation - 11 U.S.C. ss. 1125(e). Based on the record before the Court in these Chapter 11 Cases, the Debtors, the Creditors' Committee, the Equity Committee, Federal, and Maine Yankee and their respective directors, officers, employees, partners, shareholders, members, agents, advisors, accountants, investment bankers, consultants, attorneys, and other representatives have acted in good faith within the meaning of Bankruptcy Code section 1125(e) in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to the solicitation of acceptances to the Third Joint Plan and their participation in the activities described in Bankruptcy Code section 1125, and are entitled to the protections afforded by Bankruptcy Code section 1125(e) and the exculpation and injunctive provisions set forth in Article XIII of the Third Joint Plan.

                  30. Impairment of Classes - 11 U.S.C. ss. 1123(b)(1). In accordance with Bankruptcy Code section 1123(b)(1), Article II of the Third Joint Plan impairs or leaves unimpaired, as the case may be, each class of Claims and Interests under the Third Joint Plan.

                  31. Treatment of Executory Contracts and Unexpired Leases - 11 U.S.C. ss. 1123(b)(2). The Third Joint Plan constitutes a motion by the Debtors to reject all executory contracts and unexpired leases in effect on the Confirmation Date, subject to the occurrence of the Effective Date, except those contracts and leases (i) that have previously (a) assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases assumed and assigned to Shaw) or (b) expired to terminated by their own terms, or (ii) identified on the list of assumed contracts and leases attached as Exhibit H to the Third Joint Plan. The Debtors' decision regarding the assumption or rejection of the executory contracts is based on and is within the sound business judgment of the Debtors, and is in the best interests of the Debtors, their Estates, and their creditors and interest holders. In accordance with the Third Joint Plan, any Claim resulting from the rejection of an executory contract or unexpired lease, which is not already the subject of a timely filed proof of claim, must be filed with the Bankruptcy Court and served upon counsel for the Plan Proponents within 30 days after service of notice of entry of the Confirmation Order, or such other date as prescribed by the Court. Any Claim not filed by the deadline will be unenforceable and forever barred. Accordingly, the Third Joint Plan complies with Bankruptcy Code section 1123(b)(2).

                  32. Releases and Discharges. The releases and discharges of claims and causes of action described in Article XIII of the Third Joint Plan constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of holders of Claims or Interests, are fair, equitable, and reasonable and are integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Third Joint Plan. Each of the discharge, release, injunction, indemnification and exculpation provisions set forth in the Third Joint Plan: (1) is within the jurisdiction of the Court under 28 U.S.C. ss.ss. 1334(a), (b), and (d);
(2) is an essential means of implementing the Third Joint Plan pursuant to Bankruptcy Code section 1123(a)(5); (3) is an integral element of the transactions incorporated into the Third Joint Plan; (4) confers material benefit on, and is in the best interest of, the Debtors, their estates and their creditors; (5) is important to the overall objectives of the Third Joint Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors, their organization, capitalization, operation and reorganization; and (6) is consistent with Bankruptcy Code sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

                  33. Retention, Enforcement, and Settlement of Claims Held by the Debtors - 11 U.S.C. ss. 1123(b)(3). Article VII.R provides for the Debtors' preservation of certain rights of action. Accordingly, the Third Joint Plan complies with Bankruptcy Code section 1123(b)(3).

                  34. Rights of Holders of Claims - 11 U.S.C. ss. 1123(b)(5). The Third Joint Plan does not propose to modify the rights of holders of Claims. Accordingly, Bankruptcy Code section 1123(b)(5) is inapplicable.

                  35. Other Provisions Not Inconsistent with Title 11 - U.S.C. ss. 1123(b)(6). In accordance with Bankruptcy Code section 1123(b)(6), the Third Joint Plan includes appropriate provisions that are not inconsistent with the applicable provisions of the Bankruptcy Code.

                  36. Satisfaction of Confirmation Requirements. The Third Joint Plan satisfies the requirements for confirmation set forth in Bankruptcy Code section 1129. The Plan Proponents have represented to the court that the conditions precedent to confirmation set forth in Article XII.A of the Third Joint Plan have either been satisfied or waived.

                  37. Objections. All Objections to Confirmation of the Third Joint Plan have been withdrawn, settled, or overruled.

                  38. Plan Settlements. In accordance with Fed. R. Bankr. P. 9019, the Third Joint Plan is dependent upon and incorporates the terms of numerous compromises and settlements among the Debtors, the Creditors' Committee, the Equity Committee, Federal, and Maine Yankee, as to a myriad of significant and complex issues in dispute in the Chapter 11 Cases, including the issues detailed in Article XIII.G of the Third Joint Plan, including, but not limited to, (i) the Substantive Consolidation Settlement, (ii) the Pension Plan Reversion Settlement, (iii) the Federal Settlement, (iv) the Maine Yankee Settlement, and (v) the Isobord Settlement. These compromises and settlements constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of the Debtors, the Estates and holders of Claims and Interests, are within the reasonable range of possible litigation outcomes, are fair, equitable and reasonable and are essential elements of the resolution of the Chapter 11 Cases in accordance with the Third Joint Plan. Each of the compromises and settlements set forth in the Third Joint Plan:

                      a. falls within the jurisdiction of this Court under 28
                  U.S.C.ss.ss.1334(a), (b) and (d);

                      b. is an essential means of implementing the Third Joint
                  Plan pursuant to Bankruptcy Code section 1123(a)(5);

                      c. is an integral element of the transactions
                  incorporated into the Third Joint Plan;

                      d. confers material benefit on, and is in the best
                  interest of the Debtors, their estates and their creditors;

                      e. is important to the overall objectives of the Third
                  Joint Plan to finally resolve all claims among or against the parties in interest in the Chapter 11 Cases; and

                      f. is consistent with Bankruptcy Code sections 105,
                  510(a), 1123, 1129 and other applicable provisions of the Bankruptcy Code.

                  Each settlement and compromise has been negotiated at arms' length and has been entered into in good faith. The settlements and compromises avoid costly and time consuming litigation and pave the way toward achieving a successful reorganization.

                  39. Plan Modifications. The modifications to the Third Joint Plan set forth in the Modified Third Amended Joint Plan of Reorganization Proposed by the Debtors in Possession, the Official Committee of Unsecured Creditors, Federal Insurance Company, Maine Yankee Atomic Power Company, and the Official Committee of Equity Security Holders for (I) Stone & Webster, Incorporated and Certain of Its Subsidiaries and Affiliates and (II) Stone & Webster Engineers and Constructors, Inc. and Certain of Its Subsidiaries and Affiliates Joint Plan (the "Modified Third Joint Plan"), as shown on Exhibit A hereto, do not materially or adversely affect or change the treatment of any holder of a Claim or Interest who has not accepted in writing the modifications. Accordingly, pursuant to Fed. R. Bankr. P. 3019, such modifications do not require additional disclosure under Bankruptcy Code section 1125 or resolicitation of acceptances or rejections under Bankruptcy Code section 1126, nor do they require that holders of claims be afforded an opportunity to change previously cast acceptances or rejections of the Third Joint Plan. Disclosure of the modifications on the record at the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of these Chapter 11 Cases.

                                     DECREES

                  ACCORDINGLY, THE COURT HEREBY ORDERS THAT:

                  1. Confirmation of the Third Joint Plan. The Third Joint Plan, which consists of the Third Joint Plan, the Modified Third Joint Plan, and modifications set forth in this Confirmation Order or on the record at the Confirmation Hearing, is approved and confirmed under Bankruptcy Code section 1129 in its entirety. The terms of the Third Joint Plan are incorporated by reference into and are an integral part of this Confirmation Order.

                  2. Objections. All objections that have not been withdrawn, waived or settled, and all reservations of rights pertaining to confirmation of the Third Joint Plan included therein, are overruled on the merits.

                  3. Provisions of Plan and Order Nonseverable and Mutually Dependent. The provisions of the Third Joint Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

                  4. Plan Classification Controlling. The classification of Claims and Interests for purposes of the distributions to be made under the Third Joint Plan shall be governed solely by the terms of the Third Joint Plan. The classifications set forth on any ballots tendered to or returned by the Claim or Interest holders in connection with voting on the Third Joint Plan (a) were set forth on such ballots solely for purposes of voting to accept or reject the Third Joint Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Third Joint Plan for distribution purposes, (c) may not be relied upon by any Claim or Interest holder as representing the actual classification of such Claims or Interest under the Third Joint Plan for distribution purposes, and (d) shall not be binding on Reorganized SWINC, the Estates, or the Debtors.

                  5. Approval of Plan Modifications. The modifications set forth in the Modified Third Joint Plan are approved. The Modified Third Joint Plan shall constitute the Third Joint Plan and all references herein to the Third Joint Plan shall mean the Third Joint Plan as so modified.

                  6. Effects of Confirmation; Immediate Effectiveness; Successors and Assigns. The Court directs that Fed. R. Civ. P. 62(a) and the stay provided by Bankruptcy Rule 3020(e) shall not apply to this Confirmation Order, and the Court authorizes the Debtors to consummate the Third Joint Plan after entry of this Confirmation Order. Subject to the occurrence of the Effective Date as provided in Article XII of the Third Joint Plan, and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Third Joint Plan (including the Plan Exhibits and all documents and agreements executed pursuant to the Third Joint
Plan) and this Confirmation Order shall be binding on (a) the Debtors, (b) Reorganized SWINC, (c) all holders of Claims against and Interests in the Debtors, whether or not impaired under the Third Joint Plan and whether or not, if impaired, such holders accepted the Third Joint Plan, (d) each Person acquiring property under the Third Joint Plan, (e) any other party in interest, (f) any Person making an appearance in these Chapter 11 Cases, and
(g) each of the foregoing's respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians. Upon the occurrence of the Effective Date with respect to each Debtor, the Third Joint Plan shall be deemed substantially consummated as to each such Debtor.

                  7. Continued Corporate Existence of Reorganized SWINC; Dissolution of SWE&C and the SWE&C Subsidiaries. On the Effective Date, Reorganized SWINC shall emerge from the Consolidated SWINC Estate, in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws of SWINC in effect before the Effective Date, as amended under the Third Joint Plan. Reorganized SWINC may engage in any lawful activity for which corporations may be organized under the Delaware General Corporation Law.

                  8. On the Effective Date or as soon thereafter as the SWE&C Liquidating Trustee determines is appropriate, SWE&C and the SWE&C Subsidiaries shall be dissolved.

                  9. No Revesting of Assets. On or following the Effective Date, the property of the Estates of SWINC and the SWINC Subsidiaries (except for any obligations and/or reversionary interest in the Pension Plan and the rights to Cash contributed to the Reorganized SWINC Operating Reserve in accordance with the Third Joint Plan) shall remain or become property of the Consolidated SWINC Estate and shall continue to be subject to the jurisdiction of the Court following confirmation of the Third Joint Plan until distributed to holders of Allowed Claims and Allowed Interests in accordance with the provisions of the Third Joint Plan, the SWINC Plan Administrator Agreement, and this Confirmation Order.

                  10. On or following the Effective Date, the property of the Estates of SWE&C and the SWE&C Subsidiaries (except for the right to Cash contributed to the Reorganized SWINC Operating Reserve in accordance with the Third Joint Plan) shall remain or become property of the SWE&C Liquidating Trust and shall continue to be subject to the jurisdiction of the Court following confirmation of the Third Joint Plan until distributed to holders of Allowed Claims and Allowed Interests in accordance with the provisions of the Third Joint Plan, the SWE&C Liquidating Trust Agreement, and this Confirmation Order.

                  11. Release of Liens. Except as otherwise provided in the Third Joint Plan or this Confirmation Order, or in any contract, instrument, release or other agreement or document created in connection with the Third Joint Plan, on the Effective Date, all mortgages, deeds of trust, liens, pledges or other security interests against property of the Debtors' Estates are fully released and discharged.

                  12. Transfers of Property. To the extent the transfer of assets of the Debtors to Reorganized SWINC pursuant to Article VII.Q of the Third Joint Plan or the succession to assets of the Debtors by the Consolidated SWINC Estate or the SWE&C Liquidating Trust, as the case may be, are deemed to constitute a "transfer" of property, such transfers of property
(a) are or shall be legal, valid, and effective transfers of property, (b) vest or shall vest with good title to such property, free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Third Joint Plan or this Confirmation Order, (c) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (d) do not and shall not subject Reorganized SWINC, the Consolidated SWINC Estate, or the SWE&C Liquidating Trust to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor transferee liability.

                  13. Discharge of Reorganized SWINC. Except as expressly provided in the Third Joint Plan or this Confirmation Order, Reorganized SWINC is discharged effective upon the Effective Date from any claim or cause of action, and Reorganized SWINC's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, manifested or not, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or that arose from any agreement of any Debtor entered into or obligation of any Debtor incurred before the Effective Date, or from any conduct of any Debtor that occurred prior to the Effective Date, or that otherwise arose before the Effective Date, including, without limitation, successor liability for any conduct of any of the prepetition entities and all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date, and any liability (including withdrawal liability) to the extent such liability relates to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Petition Date.

                  14. Pursuant to Article XIII.C of the Third Joint Plan and 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in the Third Joint Plan or in this Confirmation Order, the distributions and rights that are provided for in the Third Joint Plan shall be in exchange for and in complete satisfaction, discharge and release, effective as of the Effective Date, of Claims and causes of action (whether known or unknown) against, liabilities of, liens on, obligations of and Interests in Reorganized SWINC or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Third Joint Plan on account of such Claims, including, but not limited to, demands and liabilities that arose on or before the Effective Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Petition Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code or (c) the Claimholder of such a Claim accepted the Third Joint Plan.

                  15. Releases, Limitations of Liability, and Indemnification. The releases set forth in Articles XIII.B, and the exculpation and limitation of liability provisions set forth in Article XIII.D are incorporated in this Confirmation Order as if set forth in full herein and are hereby approved in their entirety.

                  16. Injunctions. Except as otherwise specifically provided in the Third Joint Plan and except as may be necessary to enforce or remedy a breach of the Third Joint Plan, from and after the Confirmation Date, all entities that have held, hold or may hold a Claim or other debt or liability against or an Interest in any of the Debtors shall be precluded and permanently enjoined from: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order;
(iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any Debtor; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Third Joint Plan; provided, however, that nothing contained in this Confirmation Order or the Third Joint Plan shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Third Joint Plan, and provided, further, however, that the Third Joint Plan does not release or otherwise affect any pre or post Effective Date Claim, except as to the Debtors, that any person may have against the fiduciaries of the Pension Plan, the Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the Group Life Insurance and Spouses Insurance Plan of Stone & Webster or the Employee Investment Plan of Stone & Webster Incorporated and Participating Subsidiaries solely in their capacity as fiduciaries or the Pension Plan or such other Plan. In addition, nothing in this provision will affect or impair the rights, if any, that a non-debtor entity has to take direct actions to recover under policies of insurance where such non-debtor entity is a "co-insured" or "additional insured" with a Debtor.

                  17. Continuance of Injunctions and Automatic Stay. Pursuant to Article XV.J of the Third Joint Plan, unless otherwise provided in the Third Joint Plan or this Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code sections 105, 362 or 524 or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Estate(s) of SWINC and the SWINC Subsidiaries and SWE&C and the SWE&C Subsidiaries has been distributed.

                  18. Plan Implementation Authorization. Pursuant to the Third Joint Plan, as to Reorganized SWINC, the chairman of the Reorganized SWINC Board, president, chief financial officer, or any other appropriate officer of Reorganized SWINC shall be authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Third Joint Plan. As to the Consolidated SWE&C Estate, the SWE&C Liquidating Trustee shall be authorized to execute, deliver, file or record such contracts, instruments, release, and any other agreements or documents, and to take such actions as may be necessary or appropriate to effectuate and further evidence the Third Joint Plan. Any of all such documents shall be accepted by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law.

                  19. Binding Effect. On the Effective Date, except as expressly provided in this Confirmation Order, the Third Joint Plan and its provisions shall be binding upon (a) the Debtors, (b) Reorganized SWINC, (c) the SWINC Plan Administrator and the Consolidated SWINC Estate Governing Board, (d) the SWE&C Liquidating Trustee and the SWE&C Liquidating Trust Advisory Board, (e) the Asbestos Trustee, (f) any entity acquiring or receiving property or a distribution under the Third Joint Plan, (g) any present or future holder of a Claim against or Interest in the Debtors, including all governmental entities, whether or not the Claim or Interest of such holder is impaired under the Third Joint Plan and whether or not such holder or entity has accepted the Third Joint Plan, (h) any other party in interest, (i) any person making an appearance in the Chapter 11 Cases, and (j) any of the foregoing's heirs, successors, assigns, trustees, executors, administrators, affiliates, directors, agents, representatives, attorneys, beneficiaries, or guardians.

                  20. Approval of Substantive Consolidation. The substantive consolidation of the Debtors' estates for the purposes and with the effects described in Article XIII.G.2 of the Third Joint Plan is approved.

                  21. Approval of Compromises and Settlements Embodied in the Third Joint Plan. The compromises and settlements of the issues described in
Article XII.G of the Third Joint Plan, and the terms and provisions of the Third Joint Plan reflecting such compromises and settlements, including without limitation Article XIII.G of the Third Joint Plan are approved, including the Substantive Consolidation Settlement, the Pension Plan Reversion Settlement, the Federal Settlement, the Maine Yankee Settlement, and the Isobord Settlement.

                  22. Rejection of Executory Contracts and Unexpired Leases - 11 U.S.C. ss. 1123(b)(2). Pursuant to Article X of the Third Joint Plan, all executory contracts and unexpired leases to which any of the Debtors are a party shall be automatically rejected as of the Effective Date, unless such executory contract or unexpired lease (a) shall have been previously assumed by the Debtors, (b) is the subject of a motion to assume filed on or before the Confirmation Date, or (c) is listed on the schedule of assumed contracts and leases annexed as Exhibit H to the Third Joint Plan.

                  23. Bar Date for Rejection Damage Claims. Pursuant to
Article X.B of the Third Joint Plan, if the rejection of an executory contract or unexpired lease pursuant to Article X.B of the Third Joint Plan or otherwise gives rise to a Claim, such Claim shall be forever barred and shall not be enforceable against the Debtors, the SWINC Plan Administrator, the SWE&C Liquidating Trustee, or their respective successors or properties, unless a proof of claim is filed and served no later than thirty (30) calendar days after the service of a notice of entry of the Confirmation Order. Article X.B shall not extend any prior deadline to file a proof of claim for damages arising from the rejection of an executory contract or unexpired lease.

                  24. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any State or any other governmental authority with respect to implementation or consummation of the Third Joint Plan and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Third Joint Plan, the Disclosure Statement and any documents, instruments or agreements, and any amendments or modifications thereto.

                  25. Exemption from Certain Taxes. Pursuant to 11 U.S.C. ss. 1146(c), neither (a) the issuance, transfer or exchange of notes or equity securities under the Third Joint Plan, (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest, (c) the making or assignment of any contract, lease or sublease, nor (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Third Joint Plan, including, without limitation, any merger agreements, any agreements of consolidation, restructuring, disposition, liquidation, or dissolution, any deed, any bills of sale, or any transfers of tangible or intangible property, shall be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sales or use tax, mortgage recording tax, or other similar tax or governmental assessment. State and local governmental officials or agents are hereby directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                  26. Exemption from Securities Laws. The exemption from the requirements of Section 5 of the Securities Act of 1933, and any state or local law requiring registration for the offer, sale, issuance, exchange or transfer of a security provided for in the Third Joint Plan in exchange for Claims against or Interests in the Debtors, or registration or licensing of an issuer of, underwriter of, or broker dealer in, such security is authorized by 11 U.S.C. ss. 1145. The issuance of the Reorganized SWINC New Common Stock, Reorganized SWINC New Series A Preferred Stock, and Reorganized SWINC New Series B Preferred Stock is exempt from registration under 11 U.S.C. ss. 1145.

                  27. Plan Supplement. There being no objections to any of the documents contained in the Plan Supplement and any amendments, modifications and supplements thereto and all documents and agreements introduced therein (including all exhibits and attachments thereto and documents referred to therein), the execution, delivery and performance thereof is authorized and approved. Without need for further order or authorization of the Court, the Reorganized SWINC Board, the Consolidated SWINC Governing Board, the SWINC Plan Administrator, the SWE&C Liquidating Trust Advisory Board, SWE&C Liquidating Trustee, and the Asbestos Trustee, as appropriate, are authorized and empowered to make any and all modifications to any and all documents included as part of the Plan Supplement that may be agreed to by the parties thereto and are consistent with the Third Joint Plan.

                  28. Final Fee Applications. Pursuant to Article XV.A.2 of the Third Joint Plan (but subject to the provisos set forth therein), Professionals or other entities asserting Professional Fee Claims must file and serve on Reorganized SWINC, the SWINC Plan Administrator and the SWE&C Liquidating Trustee and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Court, an application for final allowance of such Professional Fee Claim no later than 90 days after the Confirmation Date (the "Professional Fee Bar Date"); provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for service rendered before the Confirmation Date, without further Court review or approval. Holders of Professional Fee claims that are required to file and serve applications for final allowance of their Professional Fee claims and that do not file and serve such applications within the time period set forth herein shall be forever barred from doing so. Objections to any Professional Fee Claim must be filed and served on the SWINC Plan Administrator and the SWE&C Liquidating Trustee and the requesting Professional or other entity no later than 60 days after the Professional Fee Bar Date.

                  29. Resolution of Claims and Interests. Except as otherwise ordered by the Court, any Claim that is not an Allowed Claim shall be determined, resolved, or adjudicated in accordance with the terms of the Third Joint Plan. The SWINC Plan Administrator, the SWE&C Liquidating Trustee, and/or the Interestate Oversight Board, as provided in the Third Joint Plan, may (a) until 240 days after the Confirmation Date (unless extended by order of the Court) file objections in the Court to the allowance of any Claim or Interest (whether or not a proof of Claim or Interest has been filed) and (b) prosecute objections to Claims or Interests that have been filed before the Confirmation Date but not finally resolved by the Court before the Confirmation Date. Any request for an extension of the 240-day post-confirmation period to object to Claims or Interests shall be served upon all parties requesting notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002.

                  30. Cancellation of Existing Securities. All Old Securities are canceled and terminated upon the occurrence of the Effective Date as provided in Article VII.H of the Third Joint Plan. 31. Reserves. The following Reserves shall be established as provided in the Third Joint Plan:

                      (a) General Administrative Claims Reserve in the amount of $13.9 million, to be used to pay Allowed General Administrative Claims, including General Professional Fee Claims;

                      (b) SWINC Professional Fee Reserve in the amount of $2 million, to be used to pay Allowed Professional Fee Claims hereby (i) counsel and any advisers to the Equity Committee and (ii) any professionals working exclusively on behalf of SWINC or any SWINC Subsidiary;

                      (c) SWINC Operating Reserve in the amount of $1.8 million, to be used to pay the administrative and other costs and expenses associated with the Consolidated SWINC Estate, including all fees and expenses of the SWINC Plan Administrator and its professionals;

                      (d) SWINC Disputed Claims Reserve in the amount of $42.9 million, to be used to pay (i) the holders of Allowed Class 4A: SWINC Convenience Class Claims in full, (ii) the holders of Allowed Class 5A: SWINC General Unsecured Claims their Pro Rata share of the Disputed Claims Reserve until all such Claims are paid in full, (iii) the holders of Allowed Class 7A: SWINC Subordinated Claims their Pro Rata share of the Disputed Claims Reserve remaining after Class 4A and Class 5A have been paid in full, and (iv) the holders of Allowed Class 8A:
                      SWINC Securities Claims and Allowed Class 9A: SWINC Equity Interests their Pro Rata share of the Disputed Claims Reserve remaining after holders in Allowed Class 7A: SWINC Subordinated Claims have been paid in full;

                      (e) The SWE&C Professional Fee Reserve in the amount of $1.5 million, to be used to pay Allowed SWE&C Professional Fee Claims held by (i) counsel and any advisers to the Creditors' Committee and (ii) any professionals working exclusively on behalf of SWE&C or any SWE&C Subsidiary;

                      (f) The SWE&C Operating Reserve in the amount of $2.2 million, to be used to pay the administrative and other costs and expenses associated with the Consolidated SWE&C Estate, including all fees and expenses of the SWE&C Liquidating Trustee and its professionals;

                      (g) The SWE&C Disputed Claims Reserve in the amount of $2.9 million, to be used to pay (i) the holders of Allowed Class 4B: SWE&C Convenience Claims in full, (ii) holders of Allowed Class 5B: SWE&C General Unsecured Claims their Pro Rata share of the SWE&C Disputed Claims Reserve until all such Claims are paid in full; and

                      (h) The Reorganized SWINC Operating Reserve in the amount of $2.0 million, funded sixty percent (60%) by the Consolidated SWINC Estate and forty percent (40%) by the Consolidated SWE&C Estate, which amount shall be used to pay the administrative and other costs and expenses associated with Reorganized SWINC, including all fees and expenses of Reorganized SWINC and its processionals.

                  32. Payment of Fees. All fees payable by the Debtors under 28 U.S.C. ss. 1930 shall be paid on the Effective Date. On the Effective Date, each of the SWINC Subsidiaries shall be deemed merged with and into SWINC and the Chapter 11 Cases of the SWINC Subsidiaries shall be closed. Further, on the Effective Date, each of the SWE&C Subsidiaries shall be deemed merged with and into SWE&C and the Chapter 11 Cases of the SWE&C Subsidiaries shall be closed. After the Effective Date, neither the Debtors, their Estates, the SWINC Plan Administrator nor the SWE&C Liquidating Trustee shall thereafter be liable for the payment of any additional fees, other than with respect to the Chapter 11 Cases of SWINC and SWE&C.

                  33. Non-Occurrence of the Effective Date. In the event that the Effective Date has not occurred as provided in Article XV.G of the Third Joint Plan, (a) this Confirmation Order shall be vacated; (b) the Third Joint Plan shall be null and void in all respects; (c) any settlement of Claims or Interests shall be null and void without further order of the Court; and (d) the time within which the Debtors may assume, assume and assign, or reject all executory contracts and unexpired leases shall be extended for a period of thirty (30) days after the date the Confirmation Order is vacated.

                  34. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Third Joint Plan prior to the Debtors' receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Third Joint Plan or any amendments or modifications thereto.

                  35. Retention of Jurisdiction. Pursuant to Bankruptcy Code sections 105(a) and 1142, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, the Court shall retain exclusive jurisdiction as provided in the Third Joint Plan over all matters arising out of, and related to, the Chapter 11 Cases and the Third Joint Plan to the fullest extent permitted by law, including, among other items and matters, jurisdiction over those items and matters set forth in Article XIV of the Third Joint Plan, as well as over the Agreement of Settlement, Release, and Sale by and between Stone & Webster and St. Paul Fire and Marine Insurance Company, St. Paul Surplus Lines Insurance Company and United States Fidelity and Guaranty Company (collectively, "St. Paul") and similar agreements with respect to the St. Paul policies and motions related thereto.

                  36. Plan Modifications.

                      a. Article I.1.13 of the Third Joint Plan is modified and approved as follows:

                  "Asbestos Insurance Carriers" means The Travelers Indemnity Company, Travelers Casualty and Surety Company (f/k/a/ The Aetna Casualty and Surety Company), Kemper National Insurance Company, Centennial Insurance Company, Argonaut Insurance Company, Royal Insurance Company and any other insurance companies that issued policies covering an Asbestos Claim.

                      b. Article IX.I.2 of the Third Joint Plan is modified
                  and approved as follows: Unless otherwise authorized by a Final Order, any holder of a Claim must assert any setoff rights against a Claim by a Debtor against such entity by filing an appropriate motion seeking authority to setoff on or before the Confirmation Date or will be deemed to have waived and be forever barred from asserting any right to setoff against a Claim by a Debtor notwithstanding any statement to the contrary in a proof of claim or any other pleading or document filed with the Bankruptcy Court or delivered to the Debtors.

                  Notwithstanding anything in the Disclosure Statement or this Third Joint Plan to the contrary, all rights, claims and defenses, including but not limited to setoff and recoupment, arising pursuant to or in connection with the Asset Purchase Agreement between the Debtors and Shaw are hereby expressly preserved.

                      c. Article VII.N of the Third Joint Plan is modified and approved as follows:

                  3. Compensation of the Asbestos Trustee

                  The Asbestos Trustee will be compensated at a rate of $325 per hour. Any professionals retained by the Asbestos Trust shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Asbestos Trust. The payment of the fees and expenses of the Asbestos Trustee and his retained professionals, if any, shall be made in the ordinary course of business and shall not be subject to the approval of the Court.

                      d. Article VII.C of the Third Joint Plan is modified and approved as follows:

                  Reorganized SWINC shall emerge on the Effective Date out of the Consolidated SWINC Estate, in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws of SWINC in effect prior to the Effective Date, as amended under the Third Joint Plan. Pursuant to the Amended Certificate of Incorporation and By-Laws of Reorganized SWINC, Reorganized SWINC will be authorized to engage in any lawful activity for which corporations may be organized under the Delaware General Corporation Law. After emerging from bankruptcy, Reorganized SWINC's business operations will consist of the management of the Pension Plan, including any efforts in which Reorganized SWINC may terminate the Pension Plan or transfer its sponsorship in accordance with applicable law. Although Reorganized SWINC will be fully authorized to engage in other business operations and management intends to evaluate opportunities as, when and if they arise, Reorganized SWINC has no present intention of engaging in business operations, will likely dissolve pursuant to the Delaware General Corporations Law within two years following confirmation of the Third Joint Plan. Upon dissolution of the Consolidated SWINC Estate, the SWINC Plan Administrator shall be responsible for receiving valid service of process to the extent required by law and shall forward timely notice of Insured Claims to the relevant insurers.

                      e. Article VII.D of the Third Joint Plan is modified and approved as follows:

                  On the Effective Date or as soon thereafter as the SWE&C Liquidating Trustee determines is appropriate, SWE&C and the SWE&C Subsidiaries shall be dissolved. If necessary or appropriate, the SWE&C Liquidating Trustee shall file a certificate of dissolution for SWE&C and/or the SWE&C Subsidiaries and shall take all other actions necessary or appropriate to effect the dissolution of SWE&C and the SWE&C Subsidiaries under applicable state law. Upon dissolution of the Consolidated SWE&C Estate, the SWE&C Liquidating Trustee shall be responsible for receiving valid service of process to the extent required by law and shall forward timely notice of Insured Claims to the relevant insurers.

                      f. The second paragraph of Article VII.R of the Third Joint Plan is replaced in its entirety with the following:

                  The allowance of a Claim shall not bar the SWINC Plan Administrator or the SWE&C Liquidating Trustee from enforcing, suing on, settling or compromising any Litigation Claims against Claimholders by reason of res judicata, collateral estoppel, or similar doctrine unless the order allowing the Claim resolves such issue of fact or law or unless the Court decided such issue of law or fact in connection with the allowance of such Claim.


                  37. Notwithstanding any provision in any order allowing a Claim (other than one allowing a Claim for voting purposes only) entered in these Chapter 11 Cases on or before August 27, 2003 allowing a Claim (other than one allowing a Claim for voting purposes only),reserving the rights by any Committee or by any other Plan Proponent with respect to the allocation of Cash or the allocation of Claims to an estate, such reservations of rights are hereby waived and released; provided, however, that the Creditors' Committee's reservation of rights with respect to the allocation of the Cash amounts paid by any entity that is part of the Consolidated SWE&C Estate in connection with the orders approving settlements (the "Cash Settlements") with the following parties are not so released or waived: Buffalo Sheet Metals; CanFibre Lackawanna; Harbourview Electric, Ltd.; Higgins Erectors & Haulers, Inc.; Quackenbush Co., Inc., Allied Fire Protection Systems, Inc.; and Maschinenfabrik J. Dieffenbacher GMBH & Co. (collectively, the "Canfibre Subcontractors") are not waived; provided, further, that the Consolidated SWE&C Consolidated Estate's sole remedy with respect to the allocation of any such Cash Settlement shall be to seek reimbursement from the Consolidated SWINC Estate in an amount not to exceed $1,036,117.00; and provided, further, that in the event that the Consolidated SWINC Estate and the Consolidated SWE&C Estate are not able consensually to resolve such allocation issue, disputes the Consolidated SWE&C Estate's request for reimbursement of the Settlement Cash, such dispute shall be submitted to the Interestate Oversight Board for resolution in accordance with the terms of the Third Joint Plan. With respect to any Claim or Interest that has not been allowed by a final order (other than one allowing a Claim for voting purposes only) entered by the Court on or before August 27, 2003, any disputes regarding allocation of such Claims or Interest or Cash shall be submitted to the Interestate Oversight Board for resolution in accordance with the Third Joint Plan if the Consolidated SWINC Estate and the Consolidated SWE&C Estate are not able to resolve such dispute consensually.

                  38. Notwithstanding any provision herein or in the Plan to the contrary, except as provided in the immediately preceding paragraph and in the provisos below, none of the Consolidated SWINC Estate, the Consolidated SWE&C Estate, Reorganized SWINC, the Asbestos Trust, or the Plan Proponents shall seek to allocate all or a part of a Disputed Claim based upon a claim that the Consolidated SWINC Estate, the Consolidated SWE&C Estate or any Debtor should be substantively consolidated, that one was the alter ego of the other or that the corporate veil of one ought to be pierced in order to hold the other liable for any Disputed Claims, all of which claims have been settled in accordance with and pursuant to the terms of the Third Joint Plan; provided, however, that the foregoing shall not bar, limit, restrict or prohibit in any manner, any such party seeking to allocate, in whole or in part, from one Consolidated Estate to the other Consolidated Estate (x) a liability in respect of a Disputed Claim or seeking reimbursement, in whole or in part, in respect of such liability based upon a claim that such liability was incurred, in whole or in part, by or for the benefit of the Consolidated SWINC Estate or the Consolidated SWE&C Estate and that as a result of the Consolidated SWINC Estate and the Consolidated SWE&C Estate should share proportionately the liability for such Disputed Claim; or (y) an asset (or proceeds thereof) or seeking reimbursement, in whole or in part, for such asset based upon a claim that such asset (or proceeds thereof) was jointly owned or was created or acquired by or for the benefit of the Consolidated SWINC Estate or the Consolidated SWE&C Estate and that as a result the Consolidated SWINC Estate and the Consolidated SWE&C Estate should share proportionately in the assets (or proceeds thereof); and provided, further, however, that the foregoing shall not bar, limit, restrict or prohibit the Consolidated SWE&C Estate from seeking reimbursement from the Consolidated SWINC Estate for the Cash Settlement referenced in paragraph 37 above based on a claim that a constructive trust did not exist in respect of the amounts necessary to pay the Cash Settlements or that SWE&C and the SWE&C Subsidiaries were not otherwise in compliance with the New York lien law. Any disputes regarding any such Interestate Disputes or Cash shall be submitted to the Interestate Oversight Board for resolution in accordance with the Third Joint Plan if the Consolidated SWINC Estate and the Consolidated SWE&C Estate are not able to resolve such dispute consensually.

                  39. The Plan Proponents, the Consolidated SWE&C Estate and the Consolidated SWINC Estate further acknowledge and agree that pursuant to, and in accordance with the Third Joint Plan, on the Effective Date, the Consolidated SWE&C Estate shall deposit not more than $4,500,000 into the Asbestos Trust. Neither the Consolidated SWE&C Estate nor any Plan Proponent shall seek reimbursement from the Consolidated SWINC Estate in respect of such deposit. Other than the making of this $4,500,000 deposit, neither the Consolidated SWE&C Estate nor the SWE&C Liquidating Trust shall have any liability with respect to any Asbestos Claims or the Asbestos Trust.

                  40. Notwithstanding any other term or provision in the Third Joint Plan or this Confirmation Order, this Confirmation Order (i) is without prejudice to any of the rights, claims and/or defenses of the ACE USA Companies (and any other ACE USA-related company)(3), St. Paul, and the Asbestos Insurance Carriers under any of their various insurance policies (collectively, the "Policies") including, without limitation, ACE USA's, St. Paul's and the Asbestos Insurance Carriers' rights and/or defenses in any subsequent litigation in which ACE USA, St. Paul, and/or the Asbestos Insurance Carriers may seek any declaration regarding the nature and/or extent of any insurance coverage under their respective Policies; (ii) confirms that all of the terms, provisions, conditions, limitations and/or exclusions contained in the Policies shall remain unmodified; (iii) confirms that, to the extent the Reorganized SWINC, the SWE&C Liquidating Trust and/or the Asbestos Trust seek coverage under the Policies, and to the extent that applicable law requires, they shall remain bound by all of the terms, provisions, conditions, limitations and/or exclusions contained in the Policies; (iv) confirms that ACE USA, St. Paul, and the Asbestos Insurance Carriers have reserved all rights to assert that their Policies may not be validly assigned without ACE USA's, St. Paul's and/or the Asbestos Insurance Carriers' express written consent; (v) confirms that nothing in the Plan shall be deemed to create any insurance coverage that does not otherwise exist, if at all, under the terms of the Policies, or create any direct right of action against ACE USA, St. Paul and/or the Asbestos Insurance Carriers that does not otherwise exist under applicable state law; (vi) confirms that, to the extent the SWINC Plan Administrator, the SWE&C Liquidating Trustee and/or Asbestos Trustee seek coverage under the Policies, and to the extent that applicable law requires, they shall satisfy all continuing duties and obligations of the insureds under the Policies; and (vii) confirms that nothing in the Third Joint Plan shall be construed as an acknowledgment that the Policies cover or otherwise apply to any Allowed Insured Claims or that any Allowed Insured Claims are eligible for payment under any of the Policies.


--------------

(3) The ACE USA Companies are Central Indemnity Company, as successor to CCI Insurance Company, successor to Insurance Company of North America and as successor to CIGNA Specialty Insurance Company, formerly known as California Union Insurance Company, Central National Insurance Company of Omaha, with respect to policies issued through Cravens, Dargan Pacific Coast as Managing General Agent, International Insurance Company, Pacific Employers Insurance Company and Westchester Fire Insurance Company (collectively, "ACE USA")."



                  41. Resolution of Pension Benefit Guaranty Corporation Objection. The Pension Benefit Guaranty Corporation ("PBGC") objected to confirmation of the Third Joint Plan on the basis that the Pension Plan may not overfunded. The Debtors and the PBGC have resolved the PBGC's objection to the Third Joint Plan by agreeing that the Debtors will set aside a portion of the Pension distributions for a period of six months pending a final audit by the PBGC. A copy of the settlement agreement resolving the objection, in substantially final form, is attached hereto as Exhibit B.

                  42. Notice of Entry of Confirmation Order. On or before the tenth Business Day following the date of entry of this Confirmation Order, the Debtors shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) on all creditors and interest holders, the United States Trustee and other parties in interest, by causing notice of entry of this Confirmation Order in substantially the form of the notice attached hereto as Exhibit C, which form hereby is approved (the "Notice of Confirmation"), to be delivered to such parties by first-class mail, postage prepaid. The Debtors hereby are authorized and directed to effect mailing of the Notice of confirmation in the manner set forth in the Solicitation Procedures Order. The Debtors may, but are not required to, publish the Notice of Confirmation within 10 business days after entry of this Confirmation Order in the national edition of The Wall Street Journal.

                  43. Notice of Effective Date. Within five Business Days following the occurrence of the Effective Date, Reorganized SWINC shall file notice of the occurrence of the Effective Date with the Bankruptcy Court and shall serve a copy of same on (a) counsel to the Creditors' Committee; (b) counsel to the Equity Committee; (c) the Professionals in these Chapter 11 Cases; and (d) the entities that have requested notice in these cases pursuant to Bankruptcy Rule 2002. Reorganized SWINC may, but is not required to, publish the Notice of the Effective Date within five business days after the occurrence of the Effective Date in the national edition of The Wall Street Journal.

                  44. Reference to Plan Provisions. The failure to specifically include or reference any particular provision of the Third Joint Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Third Joint Plan be confirmed in its entirety.

                  45. Inconsistency. In the event of an inconsistency between the Third Joint Plan and any other agreement, instrument, or document intended to implement the provisions of the Third Joint Plan, the provisions of the Third Joint Plan shall govern unless otherwise expressly provided for in such agreements, instruments, or documents. In the event of any inconsistency between the Third Joint Plan and any agreement, instrument or document intended to implement the Third Joint Plan and this Confirmation Order, the provisions of this Confirmation Order shall govern. Nothing in the Third Joint Plan, including, without limitation, this paragraph 45, shall alter, supercede, modify or invalidate any settlements or prior order of the Bankruptcy Court approving any settlements.

                  46. Enforceability. Pursuant to Bankruptcy Code sections 1123(a) and 1142(a) and the provisions of this Confirmation Order, the Third Joint Plan, the Plan Supplement and all plan-related documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

                  47. Separate Confirmation Orders. This Confirmation Order is and shall be a separate Confirmation Order with respect to each of the Debtors in each Debtor's separate Chapter 11 Case for all purposes.

Dated: Wilmington, Delaware
       January 16, 2004



                                            /s/ Honorable Peter J. Walsh
                                            ---------------------------------
                                            Honorable Peter J. Walsh
                                            United States Bankruptcy Judge

                                   EXHIBIT A


                           MODIFIED THIRD JOINT PLAN

                                   EXHIBIT B


                   SETTLEMENT AGREEMENT BETWEEN THE DEBTORS
                 AND THE PENSION BENEFIT GUARANTY CORPORATION

                                   EXHIBIT C


                FORM OF NOTICE OF ENTRY OF CONFIRMATION ORDER